(RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                VALUE LINE, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         Common Stock
         -----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

         -----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    (5)  Total fee paid:

         -----------------------------------------------------------------------

                               VALUE LINE, INC.
                              220 East 42nd Street
                            New York, New York 10017


                                 ------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ------------

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of Value Line, Inc. (the "Company") will be held on August 25, 2006, at 10:00 a.m. at the offices of Chadbourne and Parke, LLP, 30 Rockefeller Plaza, 36th Floor, New York, NY 10112 for the following purposes:

   1. To elect directors of Value Line, Inc.; and

   2. To transact such other business as may properly come before the meeting.


     Shareholders of record at the close of business on August 4, 2006 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     If you hold shares in your name and are attending the Annual Meeting, please bring your admission ticket included with the Proxy Statement as well as a form of government issued photo indentification. If your shares are held indirectly in the name of a bank, broker or other nominee (in "street name"), please request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your shares in person, and bring these documents to the Annual Meeting.

     We urge you to vote on the business to come before the meeting by promptly executing and returning the enclosed proxy in the envelope provided or by casting your vote in person at the meeting.


                                          By order of the Board of Directors


                                          HOWARD A. BRECHER,
                                          Vice President and Secretary

New York, New York
August 11, 2006

                               VALUE LINE, INC.
                             220 East 42nd Street
                            New York, New York 10017


                                 ------------


               ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 25, 2006
                                 ------------


                                PROXY STATEMENT

     The following information is furnished to each shareholder in connection with the foregoing Notice of Annual Meeting of Shareholders of Value Line, Inc. (the "Company") to be held on August 25, 2006. The enclosed proxy is for use at the meeting and any adjournments thereof. This Proxy Statement and the form of proxy are being mailed to shareholders on or about August 11, 2006.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company. A proxy executed on the enclosed form may be revoked by the shareholder at any time before the shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. The shares represented by all proxies which are received by the Company in proper form will be voted as specified. If no specification is made in a proxy, the shares represented thereby will be voted for the election of the Board's nominees as Directors and in the best judgment of the proxies upon such other matters as may properly come before the meeting.

     The expense in connection with the solicitation of proxies will be borne by the Company.

     Only holders of Common Stock of record at the close of business on August 4, 2006 will be entitled to vote at the meeting. On that date, there were 9,981,600 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

     Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Annual Meeting with respect to such matter. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Company's By-Laws, the nominees standing for election as directors will be elected by a plurality of the votes cast and each other matter will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or the Company's Certificate of Incorporation or By-Laws. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the nominees standing for election as directors have been elected and whether each other matter has been approved.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of August 4, 2006 (except as noted in note 2 below) as to shares of the Company's Common Stock held by persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock.



            Name and Address                Number of Shares       Percentage of Shares
          of Beneficial Owner              Beneficially Owned     Beneficially Owned (1)
---------------------------------------   --------------------   -----------------------
       Arnold Bernhard & Co., Inc.(1)          8,631,032          86.5%
       220 East 42nd Street
       New York, NY 10017
       Wellington Management
        Company, LLP(2)                          514,083          5.15%
       75 State Street
       Boston, MA 02109

------------
(1) Jean Bernhard Buttner, Chairman of the Board, President and Chief Executive Officer of the Company, owns all of the outstanding voting stock of Arnold Bernhard & Co., Inc.

(2) Reflects beneficial ownership reported by Wellington Management Company, LLP in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. Wellington Management stated in its Schedule 13G that it was reporting in its capacity as investment adviser, that the subject securities were owned of record by clients of Wellington Management and that those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.


     The following table sets forth information as of August 4, 2006 with respect to shares of the Company's Common Stock owned by each nominee for director of the Company, by each executive officer listed in the Summary Compensation Table and by all executive officers and directors as a group.



             Name and Address                 Number of Shares       Percentage of Shares
           of Beneficial Owner               Beneficially Owned     Beneficially Owned (1)
-----------------------------------------   --------------------   -----------------------
     Jean Bernhard Buttner ..............             100(1)                  *
     Edgar A. Buttner ...................             100                     *
     Herbert Pardes .....................             100                     *
     Marion Ruth ........................             200                     *
     Edward J. Shanahan .................             100                     *
     Samuel Eisenstadt ..................             100                     *
     David T. Henigson ..................             150                     *
     Howard A. Brecher ..................             200                     *
     Stephen R. Anastasio ...............             100                     *
     All directors and executive officers
      as a group (10 persons) ...........           1,250(1)                  *

------------
* Less than one percent

(1) Excludes 8,631,032 shares (86.5% of the outstanding shares) owned by Arnold Bernhard & Co., Inc.

                             ELECTION OF DIRECTORS


     During the fiscal year ended April 30, 2006, there were four meetings of the Board of Directors. Each director attended at least 75% of the meetings held during the year of the Board of Directors and of each committee on which he or she served, except Marion N. Ruth who joined the Board in January 2006. The Company does not have a policy on attendance by directors at the Company's Annual Meeting.


     The Board of Directors has established an Audit Committee which consists of Herbert Pardes, M.D., Marion N. Ruth and Edward J. Shanahan. All members of the Audit Committee are independent, as independence for audit committee members is defined in the NASDAQ Stock Market's listing standards. The Committee held three meetings during the year ended April 30, 2006 to discuss audit and financial reporting matters with both management and the Company's independent public accountants.


     The Board of Directors has determined that no member of the Audit Committee is an "audit committee financial expert" (as defined in the rules and regulations of the Securities and Exchange Commission). The Board of Directors believes that the experience and financial sophistication of the members of the Audit Committee are sufficient to permit the members of the Audit Committee to fulfill the duties and responsibilities of the Audit Committee. All members of the Audit Committee meet the Nasdaq Stock Market's audit committee financial sophistication requirements. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to the Company's proxy statement for the 2004 Annual Meeting of Shareholders as Appendix A.


     The Board of Directors has also established a Compensation Committee consisting of Herbert Pardes, M.D., Marion N. Ruth and Edward J. Shanahan. The Committee held its annual meeting following the close of the 2006 fiscal year to discuss the compensation of the Chief Executive Officer.


     The Company does not have a standing nominating committee and there is no written charter governing the nomination process. Nominations are made by the Board of Directors. The Board feels it is appropriate for the full Board to serve this function because the Company has a relatively small Board.


     The Board's process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board's nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors or officers and persons recommended by shareholders in selecting Board nominees.


     To be considered in the Board's selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least thirty (30) (but not more than sixty (60)) days prior to the shareholders' meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided that if less than forty
(40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company as provided herein not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder proposing such nomination and any other shareholders known by such shareholder to be supporting such nomination, and (ii) the class and number of shares which are beneficially owned by such shareholder. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

     Any shareholder or other interested party who desires to communicate with any director may do so by writing the director, c/o Value Line, Inc., 220 East 42nd Street, New York, NY 10017.

     A director who is also an employee of the Company receives no compensation for his service on the Board in addition to that compensation which he receives as an employee. Effective January 12, 2006, a director who is not an employee of the Company is paid a director's fee of $25,000 per year. Members of the Audit Committee are paid an additional fee of $20,000 per year. Prior to January 2006, a director who was not an employee of the Company was paid a director's fee of $3,000 per year plus $1,750 for each Board meeting attended and $2,500 for each Audit Committee meeting attended.

     Although the Nasdaq National Market System listing requirements generally require that a majority of the board of directors be comprised of independent directors, there is an exemption for "controlled companies", which are companies of which more than 50% of the voting power is held by an individual, a group or another company. Because Arnold Bernhard & Co., Inc. owns 86.5% of the outstanding stock of the Company, the Company is a "controlled company" and is not subject to this requirement.

     Information concerning the nominees for directors appears in the following table. Except as otherwise indicated, each of the following has held an executive position with the companies indicated for at least five years.

                                                                                              Director
                Nominee, Age as of August 4, 2006 and Principal Occupation                     Since
------------------------------------------------------------------------------------------   ---------
Jean Bernhard Buttner* (71). Chairman of the Board, President, and Chief Executive           1982
and Operating Officer of the Company and Arnold Bernhard & Co., Inc.; Chairman of the
Board and President and Director or Trustee of each of the Value Line Funds. Trustee,
Choate Rosemary Hall since 2004. Mrs. Buttner is the mother of Dr. Edgar A. Buttner.
Dr. Edgar A. Buttner (43). Research Associate, Harvard University since 2003; Instructor,    2003
McLean Hospital since 2002; Postdoctoral Fellow, Massachusetts Institute of Technology,
  1997-
2001. Director of Arnold Bernhard & Co., Inc..
Howard A. Brecher* (52). Vice President and Secretary of the Company; Vice President,        1992
Secretary, Treasurer, General Counsel and Director of Arnold Bernhard & Co., Inc.;
  Assistant
Secretary and Assistant Treasurer of each of the Value Line Funds since 2005.
David T. Henigson* (48). Vice President and Chief Compliance Officer of the Company; Chief   1992
Compliance Officer, Vice President and Secretary of each of the Value Line Funds; Vice
President and Director of Arnold Bernhard & Co., Inc.
Dr. Herbert Pardes (72). President and CEO of New York-Presbyterian Hospital.                2000
Marion N. Ruth (71). President, Ruth Realty (real estate broker). Director or Trustee of     2005
  each
of the Value Line Funds until 2005; Director of Value Line, Inc., 2000-2004.
Edward J. Shanahan (63). President and Headmaster, Choate Rosemary Hall; Director and        2004
Chairman, Foundation for Greater Opportunity (independent educational foundation).

----------
* Member of the Executive Committee.

                            EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


     The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended April 30, 2006, 2005 and 2004 of the chief executive officer of the Company and the four most highly compensated executive officers other than the chief executive.



                                               Annual Compensation
                                            --------------------------
Name and                          Fiscal                                       All Other
Principal Position                 Year      Salary ($)     Bonus ($)     Compensation (a) ($)
------------------------------   --------   ------------   -----------   ---------------------
Jean B. Buttner ..............    2006         931,045            --             19,880
 Chairman of the Board and        2005         917,286            --             18,086
 Chief Executive Officer          2004         917,286            --             16,814
Samuel Eisenstadt ............    2006         140,983       125,000             16,213
 Senior Vice President and        2005         138,900       125,000             14,571
 Research Chairman                2004         138,900       125,000             13,890
David T. Henigson ............    2006         380,363            --             24,150
 Vice President                   2005         111,175       207,500             11,662
                                  2004         100,000       415,000             10,000
Howard A. Brecher ............    2006          50,750       400,000              5,836
 Vice President                   2005          50,000       400,000              5,245
                                  2004          50,000       400,000              5,000
Stephen R. Anastasio .........    2006         113,256        45,600             13,024
 Treasurer                        2005         100,000        58,800             10,247
                                  2004         100,000       120,000             10,000

------------

(a) Employees of the Company are members of the Profit Sharing and Savings Plan (the "Plan"). The Plan provides for a discretionary annual contribution out of net operating income which is (subject to legal limitations) proportionate to the salaries of eligible employees. The Company's contribution expense was $1,244,000 for the year ended April 30, 2006. Each employee's interest in the Plan is invested in such proportions as the employee may elect in shares of one or more of the mutual funds which are available for investment by plan participants, for which the Company acts as investment adviser. Distributions under the Plan vest in accordance with a schedule based upon the employee's length of service and are payable upon request at the time of the employee's retirement, death, total disability, or termination of employment.


Certain Relationships and Related Transactions


     Arnold Bernhard & Co., Inc. utilizes the services of officers and employees of the Company to the extent necessary to conduct its business. The Company and Arnold Bernhard & Co., Inc. allocate costs for office space, equipment and supplies and support staff pursuant to a servicing and reimbursement arrangement. During the years ended April 30, 2006, 2005, and 2004, the Company was reimbursed $918,000, $689,000 and $489,000, respectively, for payments it made on behalf of and services it provided to Arnold Bernhard & Co., Inc. In addition, a tax-sharing arrangement allocates the tax liabilities of the two companies between them. The Company pays to Arnold Bernhard & Co., Inc. an amount equal to the Company's liability as if it filed separate tax returns. For the years ended April 30, 2006, 2005, and 2004, the Company made payments to Arnold Bernhard & Co., Inc. for federal income taxes amounting to $11,895,000, $12,115,000 and $10,650,000, respectively.

     The Company acts as investment adviser and manager for fourteen open-ended investment companies, the Value Line Family of Funds. The Company earns investment management fees based upon the average daily net asset values of the respective funds. Value Line Securities, Inc. ("VLS"), a subsidary of the Company, receives service and distribution fees under rule 12b-1 of the Investment Company Act of 1940 from certain of the mutual funds for which the Company is the adviser. The service and distribution fees are used to offset marketing and distribution costs for these funds. During certain periods prior to December 2004, VLS earned brokerage commission income on securities transactions executed by it on behalf of the funds that were cleared on a fully disclosed basis through non-affiliated brokers, who received a portion of the gross commission. VLS in November 2004 suspended execution of trades through VLS for any of the Value Line Funds. For the years ended April 30, 2006, 2005, and 2004, investment management fees, service and distribution fees and brokerage commission income amounted to $31,378,000, $30,206,000 and $30,851,000 respectively, after fee waivers. These amounts include service and distribution fees of $9,915,000, $9,609,000 and $9,638,000, respectively. There was no brokerage commission income in fiscal year 2006.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareowners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based on the Company's review of the copies of such forms that it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2006.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of the three independent directors named below. The Committee has adopted a written charter which has been approved by the Board of Directors of the Company. The Committee has reviewed and discussed the Company's audited 2006 financial statements with management. The Committee has discussed with Horowitz & Ullmann, P.C., the Company's outside independent auditors, the matters required to be discussed by SAS 61 (Communication with Audit Committee). The Committee has received from Horowitz & Ullmann, P.C., the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with Horowitz & Ullmann, P.C its independence and has considered whether the provision by Horowitz & Ullmann, P.C. of non-audit services is compatible with maintaining its independence.

     Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements certified by Horowitz & Ullmann, P.C. be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006 for filing with the Securities and Exchange Commission.

Herbert Pardes, M.D.
Marion N. Ruth
Edward J. Shanahan


Audit and Non-Audit Fees

     For the fiscal years ended April 30, 2006 and 2005, fees for services provided by Horowitz & Ullmann, P.C., were as follows:



                                           2006          2005
                                       -----------   -----------
       Audit fees ..................   $134,695      $129,450
       Audit-related fees ..........     24,190        51,790
       Tax fees ....................     76,960        89,430
       All other fees ..............          0             0

     The Company's Audit Committee reviews all fees charged by the Company's independent auditors and monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors and fees charged.

                         COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is intended to support the Company's attraction and retention of capable and experienced executives, to promote successful divisional and corporate performance and to compensate appropriately executives who contribute to the operations and long-term profitability of the Company. The following guidelines have been established to carry out this policy:

   (a) Base salaries and bonuses should be maintained at levels consistent with competitive market compensation; and

   (b) A portion of the executive compensation should reflect the performance of the Company and the individual.

     The Company's compensation program is comprised of two main components:
Base Salary and Incentive Compensation (Bonus).


Base Salary

     Base salaries for the Company's executives take into account the compensation policies of similar companies competing in the businesses in which the Company is engaged. The Committee believes that the base salary levels as established are reasonable and competitive and necessary to attract and retain key employees.


Annual Incentive Compensation Plan

     Bonus payments are awarded to executives based upon competitive conditions, individual performance and the success of the Company. The performance of the Company and its departments and attainment of individual goals and objectives are given approximately equal weighting in determining bonuses paid to executive officers. The Company's compensation approach takes into account a full range of the criteria important to the Company's long-term strategies, rather than relying on inflexible numerical performance targets.


Chief Executive Officer Compensation For Fiscal 2006

     In reviewing the Chief Executive Officer's performance during the past year, the Compensation Committee took note of the Company's success in several financial and other measures, such as profit margin, return on assets and equity, and the Company's strong one, three and five year annualized total shareholder returns through June 30, 2006. Net income and earnings per share increased over the 2005 results, as did revenue. Licensing revenues are growing strongly.

     The Company's consultants, Pearl Meyer & Partners, did a statistical analysis of both Mrs. Buttner's salary and the financial performance of the Company in comparison with performance and compensation at a peer group of other corporations in the publishing, investment management, commercial services (finance) and internet content industries developed by the consultants and listed on page 11. The Pearl Meyer firm observed that although Value Line was not among the larger companies in the peer group in terms of revenue, its return on sales, equity and assets ranked high in the peer group.

     The Committee noted Mrs. Buttner's personal leadership contributions in successfully guiding the Company to outstanding performance, including rapid increases in licensing revenues as well as outstanding portfolio returns for several of the Company's mutual funds. The Pearl Meyer firm concluded that a discretionary bonus of about $250,000 would be appropriate.

     The Pearl Meyer firm commented that the CEO's annual cash compensation falls slightly below the median of the peer group. When stock option compensation awarded to many of the CEO's of the peer group companies -- but not awarded by Value Line to its CEO, because of her already substantial ownership interest in the Company's parent corporation -- is taken into account, Mrs. Buttner's compensation this year ranks at approximately the bottom 40th percentile among the peer group.

     Despite her impressive achievements and leadership as Chief Executive, Mrs. Buttner requested that no bonus be paid to her this year in view of the highly competitive environment faced by the Company and the continuing volatile market environment. The Committee thought it inappropriate to further pursue its recommendation to award a bonus in light of this request.


                            COMPENSATION COMMITTEE


                             Herbert Pardes, M.D.
                                 Marion N. Ruth
                              Edward J. Shanahan


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The names of the members of the Compensation Committee at the conclusion of the fiscal year ended April 30, 2006 are set forth above. From May 1, 2005, until January 12, 2006, the Compensation Committee consisted of Edward J. Shanahan, Howard A. Brecher and David T. Henigson although no Compensation Committee meetings were held nor actions taken from July 15, 2005 to January 12, 2006. During such fiscal year, Messrs. Brecher and Henigson each served as an officer and director of the Company and each of its subsidiaries. Each of such individuals also served as an officer and director of Arnold Bernhard & Co., Inc. Certain relationships between the Company and Arnold Bernhard & Co., Inc. are described above under "Certain Relationships and Related Transactions." Jean B. Buttner, the Chairman, President and Chief Executive Officer of the Company, is a Trustee of Choate Rosemary Hall of which Mr. Shanahan is the President and Headmaster.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              Value Line, Inc., Russell 2000 Index And Peer Group
                     (Performance Results Through 4/30/06)


<GRAPHIC OMITTED>




                             2001          2002          2003          2004          2005          2006
 Value Line, Inc.           100.00        121.41        127.29        170.63        148.63        159.80
 Russell 2000 Index         100.00        105.22         82.15        115.35        119.38        157.53
 2005 Peer Group            100.00        139.71        163.35        140.83        170.92        180.47
 2006 Peer Group            100.00        137.21        114.64        158.49        147.24        171.65

Assumes $100 invested at the close of trading 4/30/01 in Value Line, Inc. common stock, Russell 2000 Index, and Peer Group.

* Cumulative total return assumes reinvestment of dividends.


     The Peer Group is comprised of the following companies:


   BKF Capital Group, Inc.          Hollinger International, Inc.   Playboy Enterprises, Inc.
   Calamos Asset Management, Inc.   Interactive Data Corporation    Thomas Nelson, Inc.
   Cohen & Steers, Inc.             Morningstar, Inc.               Track Data Corporation
   Courier Corp.                    Journal Register Company        The Street.com, Inc.
   GAMCO Investors, Inc.            Nuveen Investments, Inc.

  The Peer Group that was used in the Comparison of Five-Year Cumulative Total Return table in the Proxy Statement for the Company's 2005 Annual Meeting of Shareholders consisted of BKF Capital Group, Inc.; Federated Investors Inc.; Lee Enterprises, Inc.; Courier Corp.; Nuveen Investments Inc.; Thomas Nelson Inc.; Eaton Vance Corp.; John Wiley & Son, Inc.; and Waddell & Reed Financial Inc. It was determined to use a new peer group developed by the Pearl Meyer & Partners consulting firm this year because it believes that the new group more closely reflects the Company's businesses than the previous Peer Group and therefore provides a more meaningful comparison of stock performance. In accordance with Securities and Exchange Commission rules, the Comparison of Five-Year Cumulative Total Return table includes both the old and the new Peer Groups.


     The Compensation Committee Report, the Report of the Audit Committee and the Comparative Five-Year Total Return graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act.


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The independent certified public accountants selected by the Board of Directors to audit the Company's books and records for the 2007 fiscal year are the firm of Horowitz & Ullmann, P.C., which firm also audited the Company's books and records for the fiscal year ended April 30, 2006. It is expected that a representative of Horowitz & Ullmann, P.C. will be present at the Annual Meeting. The representative of Horowitz & Ullmann, P.C. will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate shareholder questions.


               SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

     Shareholder proposals intended for presentation at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 15, 2007. The Company's By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders. To be timely, a shareholder must have given written notice of a proposal to the Chairman of the Board of Directors with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than thirty nor more than sixty days prior to the scheduled annual meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.


                            FORM 10-K ANNUAL REPORT

     Any shareholder who desires a copy of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006 filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary of the


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Company at 220 East 42nd Street, New York, New York 10017. Exhibits may also be requested, at a charge equal to the reproduction and mailing costs.

                                    GENERAL
     The Board of Directors is not aware of any business to come before the meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business is properly brought before the meeting, it is the intention of the persons directed to vote the shareholders' stock to vote such stock in accordance with their best judgment.

     The Company is mailing its Annual Report for the fiscal year ended April 30, 2006 to shareholders together with this Proxy Statement.


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